UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008 (November 5, 2008)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On November 5, 2008, LoJack Corporation, or the Company, committed to a restructuring of the sales and operations organizations to bring the operational cost structure in line with the current auto market expectations.  Part of this restructuring involved a consolidation of the Northeast and South Operations regions into one organization and a reduction in work force resulting in the elimination of approximately 50 positions.  As a result of this restructuring, the Company expects to incur a pre-tax charge of approximately $600,000 in the fourth quarter of 2008, comprised of approximately $500,000 in severance and other employee related costs and $100,000 for lease termination costs and other costs.  The Company expects that this charge will result in cash expenditures of $600,000 during the fourth quarter of 2008.  The Company expects to complete the restructuring during the fourth quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date: November 7, 2008